Exhibit 10.10

Dated_April 20, 2022

FORAFRIC AGRO HOLDINGS LIMITED

(as Issuer)

and

LIGHTHOUSE CAPITAL LIMITED

(as Issuer’s Shareholder)

____________________________________________________

AMENDMENT TO bond SUBScRIPTION deed

(USD $40,000,000 6% Bonds 2026)

____________________________________________________

This Deed is made on April 20, 2022 (this “Deed”)

By

(1)	FORAFRIC AGRO HOLDINGS LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114436 and registered office at 57/63 Line Wall Road, Gibraltar (Issuer); and

(2)	LIGHTHOUSE CAPITAL LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114433 and registered office at 57/63 Line Wall Road, Gibraltar (Issuer’s Shareholder)

for the benefit of the Subscribers as defined in the Bond Subscription Deed referred to in this deed.

Whereas

(A)	Issuer has by a resolution of its directors passed on 31 December 2021authorised the issue of 6 per cent. per annum bonds in the aggregate initial principal amount of up to USD $40,000,000 constituted by a Bond Subscription Deed dated 31 December 2021 executed by Issuer and Issuer’s Shareholder for the benefit of the Subscribers as therein defined (the Bond Subscription Deed).

(B)	There are set out in the Schedule to this deed details of the Subscribers to the Bonds and the Bonds subscribed by each of them.

(C)	By an Agreement entitled “Amendment No. 1 to Purchase Agreement” dated 20 April 2022 the structure of the DE-SPAC Transaction has been amended, inter alia, by substituting Globis NV Merger Corp. currently a Nevada corporation (New Parent) for Globis Acquisition Corp. (Globis). Prior to consummation of the DE-SPAC Transaction, New Parent will, amongst other things, have re-domiciled to Gibraltar, altered its share capital and re-registered as a public limited company under Gibraltar law and its yet to be incorporated wholly owned Nevada subsidiary (New Subsidiary) will have merged with Globis, with New Subsidiary as the surviving company. The holders of common stock, warrant holders and unit holders of New Subsidiary, other than New Parent, will subsequently contribute their respective interests in New Subsidiary to New Parent, in exchange for equivalent interests in New Parent. Subject to completion of the DE-SPAC Transaction on or before the DE-SPAC Longstop Date, New Parent will acquire entire issued share capital of the Issuer on the DE-SPAC Transaction Date and concurrently New Parent will (i) assume by novation all the rights and obligations of Issuer under the Bond Subscription Deed, and (ii) issue to Bondholders such number of ordinary shares of New Parent (each of $0.001 par value) as shall correspond at the Conversion Price to the principal amount (plus accrued interest up to that date) of the Bonds, the said shares to be issued to Bondholders pro rata to their respective Bond holdings.

(D)	This deed is executed in order to amend the Bond Subscription Deed by bringing its terms into line with the certain changes to the DE-SPAC Transaction as provided in this deed.

(E)	This deed is subject to the approval of the Majority Bondholders to the execution of this deed as hereinafter provided.

Now this Deed Witnesses as follows:

1	Supplementary Agreement

1.1	This deed is supplementary to, and shall be read as one with, the Bond Subscription Deed.

1.2	Save as amended by this deed, the Bond Subscription Deed shall continue in full force and effect in accordance with its terms and conditions.

1.3	The following clauses of the Bond Subscription Deed, namely Clauses 17 (Assignment and Transfer), 19 (Miscellaneous), 20 (Communications), 21 (Confidentiality), 22 (Governing Law and Jurisdiction), 23 (Third Party Rights) and 24 (Counterparts), shall apply to this deed as they apply to the Bond Subscription Deed.

2	Condition Precedent

2.1	This deed is conditional upon the signing of a written resolution by or on behalf of the Majority Bondholders approving this deed pursuant to clause 19.4 of the Bond Subscription Deed and paragraphs 6.18 and 6.19 of the Conditions (the Bondholder Approval).

2.2	The Bondholder Approval may be contained in one or several documents in similar form each signed by one or more Bondholders.

2.3	This deed shall come into effect forthwith upon the signing of the Bondholder Approval.

3	Interpretation

3.1	In this deed, terms defined and references construed in the Bond Subscription Deed shall bear the same meanings and constructions except as provided herein.

3.2	Each reference in the Bond Subscription Deed to “this Deed” shall be construed as a reference to the Bond Subscription Deed as amended by this deed.

4	Amendments to Bond Subscription Deed

4.1	The definition of “Globis” in the Bond Subscription Deed shall be deleted in its entirety.

4.2	The following definition shall be included in Paragraph 1 of Schedule 1 to the Bond Subscription Deed:

“Forafric Global PLC” means Forafric Global PLC, currently a Nevada corporation named Globis NV Merger Corp., which subject to the terms and conditions separately agreed between itself, Globis Acquisition Corp., the Issuer’s Shareholder and the Issuer, is to change its jurisdiction of incorporation and name by de-registering as a Nevada corporation, and continuing and re-domiciling as a Gibraltar private limited company pursuant to the Gibraltar Companies Act 2014 and the Gibraltar Companies (Re-domiciliation) Regulations 1996 and re-registering as a Gibraltar public limited company in accordance with Gibraltar law.

4.3	The definition of “Globis Shares” in the Bond Subscription Deed shall be deleted in its entirety.

4.4	The following definition shall be included in Paragraph 1 of Schedule 1 to the Bond Subscription Deed:

“Forafric Global Shares” means ordinary shares of USD $0.001 par value in the capital of Forafric Global ranking pari passu with all other ordinary shares in its capital.

4.5	Each reference in the Bond Subscription Deed to “Globis” shall be replaced by a reference to Forafric Global PLC.

4.6	Each reference in the Bond Subscription Deed to “Globis Shares” shall be replaced by a reference to Forafric Global Shares.

4.7	Clause 6.3(b) of the Bond Subscription Deed shall be amended by the addition of the following at the end of the paragraph: “(rounded down to the nearest complete number of Forafric Global Shares allotted and issued at the Conversion Price)”.

IN WITNESS whereof this Deed has been executed as a deed on the date first above written.

Signed as a Deed for and on behalf of FORAFRIC AGRO HOLDINGS LIMITED acting by a director in the presence of:	/s/ Ariel Belilo
Director

Witness signature

Name (in block capitals)

Address

Occupation

Signed as a Deed for and on behalf of LIGHTHOUSE CAPITAL LIMITED acting by a director in the presence of:	/s/ Mesod Bengio
Director

Witness signature

Name (in block capitals)

Address

Occupation

Schedule – The Subscribers